[
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2024

Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	33-0804655 (I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, $0.01 par value	Trading Symbol(s) ILMN	Name of each exchange on which registered The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2024 (the “Effective Date”), Illumina, Inc. (the “Company”) announced that Charles Dadswell, the Company’s General Counsel and Secretary, will leave Illumina.  He will stay on in an advisory role to Illumina’s Chief Executive Officer and the Board of Directors through March 31, 2025.  As of the Effective Date, Scott Davies, Vice President, Legal – Chief Corporate Counsel and Assistant Secretary, will serve as Interim General Counsel and Secretary.

Mr. Dadswell and the Company entered into an Advisory Agreement, dated as of the Effective Date (the “Advisory Agreement”), pursuant to which Mr. Dadswell will serve as an employee-advisor from October 3, 2024 through March 31, 2025 (the “Advisory Period End Date”).  Mr. Dadswell’s services during such period will consist of transitioning the duties and responsibilities of General Counsel of the Company and providing other advice and assistance as reasonably requested.  In order to secure his services during such period, the Advisory Agreement provides that Mr. Dadswell will continue to receive his regular cash compensation, including his 2024 annual incentive award, and benefits during such period and that, upon satisfactory completion of his advisory services (including if the Company terminates the services prior to the Advisory Period End Date), he will receive a cash, lump-sum payment of $600,000.

 In addition, Mr. Dadswell and the Company entered into the Company’s standard Separation Agreement, dated as of the Effective Date (the “Separation Agreement”) pursuant to which Mr. Dadswell will receive, following the termination of his services,  (i) a lump sum payment equal to Mr. Dadswell’s annual base salary, (ii) group health insurance premiums under COBRA for a period of 12 months and executive physical benefit, (iii) outplacement services and (iv) if unpaid prior to separation, Mr. Dadswell’s 2024 annual incentive award, subject to Mr. Dadswell providing the Company with a standard release of claims.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full terms and conditions of Mr. Dadswell’s Advisory Agreement and the Separation Agreement, which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and which are incorporated in this Item 5.02 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Advisory Agreement between Illumina, Inc. and Charles Dadswell, dated October 3, 2024

10.2	Separation Agreement between Illumina, Inc. and Charles Dadswell, dated October 3, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2024

ILLUMINA, INC.

By:	/s/ Ankur Dhingra
	Name:	Ankur Dhingra
	Title:	Chief Financial Officer